Exhibit 23


                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation


Armando C. Ibarra, C.P.A.       Members of the California Society of Certified
                                Public Accountants
Armando Ibarra, Jr., C.P.A., JD Members of the American Institute of Certified
                                Public Accountants
                                Members of the Better Business Bureau since 1997

September 9, 2004

To Whom It May Concern:

The firm of Armando C. Ibarra, Certified Public Accountant, APC consents to the inclusion of my report on July 23, 2004, on the restated audited financial statements of Hornby International, Inc., as of June 30, 2004, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.


Very truly yours,

/s/ Armando C. Ibarra, C.P.A.
---------------------------------
ARMANDO C. IBARRA, C.P.A.


                      350 E. Street, Chula Vista, CA 91910
                     Tel: (619) 422-1348 Fax: (619) 422-1465